AMENDED AND RESTATED
SUB-ADVISORY AGREEMENT

PIMCO EQUITY SERIES
650 Newport Center Drive
Newport Beach, California 92660
      WHEREAS, Pacific Investment Management
Company LLC, a Delaware limited liability company (the
Adviser) has been retained by PIMCO Equity Series (the
Trust), an open-end management investment company
registered under the Investment Company Act of 1940, as
amended (the 1940 Act), as investment adviser, to
provide investment advisory services to the series of the
Trust, including the series listed on Exhibit A attached
hereto and made a part hereof, as such Exhibit A may be
amended from time to time (each, a Fund and,
collectively, the Funds), pursuant to an investment
advisory agreement (the Investment Advisory
Agreement);
      WHEREAS, each Fund seeks to achieve its
investment objective in whole or in part by investing all or a portion of its assets consistent with the Funds RAE Fundamental investment strategy described in the Funds Prospectus (as defined below), which is an investment strategy related to a Research Affiliates Fundamental
Index(r) (RAFI(r)) methodology developed by Research
Affiliates, LLC, a California limited liability company (the Sub-Adviser), or in Funds that invest their assets in an
RAE Fundamental strategy as described in the Funds
Prospectus;
      WHEREAS, this Agreement, made as of the 26th
day of August, 2016, amends and restates the Sub-Advisory Agreement dated as of the 11th day of March, 2015, as amended and supplemented, by and between the Adviser
and the Sub-Adviser, in order to incorporate provisions
relating to an additional Fund (New Fund) and to make
other non-material changes;
      WHEREAS, the Adviser wishes to retain the Sub-
Adviser to assist the Adviser in providing investment
advisory services in connection with the Funds, including,
but not limited to, the provision of a model portfolio (Indicative Portfolio) for each Fund or a portion of a
Funds portfolio (such portion, the Equity Sleeve) (all
such services collectively Advisory Services);
      WHEREAS, the Sub-Adviser is registered as an
investment adviser under the Investment Advisers Act of
1940, as amended, and rules and regulations thereunder
(Advisers Act); and
      WHEREAS, the Sub-Adviser is willing to provide
such Advisory Services to the Adviser upon the terms and conditions set forth below and for the compensation set forth in Exhibit A attached hereto, as may be amended
from time to time.
      NOW THEREFORE, in consideration of the
promises and mutual covenants herein contained, it is
agreed between the Adviser and the Sub-Adviser as
follows:
      1.	The Trust is an open-end investment
company which has separate investment portfolios.
Additional investment portfolios may be established in the future. This Agreement shall pertain to the Funds and to such additional investment portfolios as shall be designated as Funds in supplements to this Agreement, as further
agreed between the Adviser and Sub-Adviser. The Trust
engages in the business of investing and reinvesting the
assets of the Funds in the manner and in accordance with
the investment objective and restrictions applicable to the Funds as specified in the currently effective prospectuses (each, a Prospectus and, collectively, the Prospectuses)
for the Trust included in the registration statement, as
amended from time to time (the Registration Statement),
filed by the Trust under the 1940 Act and the Securities Act of 1933, as amended (the 1933 Act). Copies of the
documents referred to in the preceding sentence have been furnished to the Sub-Adviser. Any amendments to those documents shall be furnished to the Sub-Adviser promptly.
      2.	The Adviser hereby appoints the Sub-
Adviser to provide Advisory Services specified in this
Agreement and the Sub-Adviser hereby accepts such
appointment and agrees to render the services herein set
forth.
      3.	(a)	The Sub-Adviser shall, at its
expense: (i) employ or associate with itself such persons as it believes appropriate to assist it in performing its obligations under this Agreement; and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Agreement. The Sub-Adviser may from time to time seek research assistance and rely on investment management resources available to it through its affiliated companies, but in no case shall such reliance relieve the Sub-Adviser of any of its obligations hereunder, nor shall the Adviser or the Funds be responsible for any additional fees or expenses hereunder as a result. In all cases, the Sub-Adviser shall remain liable as if such
services were provided directly.
            (b)	The Sub-Adviser shall not retain any
other person to serve as an investment adviser or sub-
adviser to the Funds, except pursuant to a written
agreement among the Adviser, Sub-Adviser and such other
person. It is understood and contemplated that the parties
may enter into one or more separate agreements with a third-party for the provision of certain portfolio implementation services that are consistent with the
Advisory Services set forth in Section 4 of this Agreement.
The Sub-Adviser shall not pay any fee, based on the assets
of a Fund, to any person providing research and/or
investment advice to the Sub-Adviser without the express
written consent of the Adviser.
            (c)	The Sub-Adviser shall not be
required to pay any expenses of a Fund other than those specifically allocated to the Sub-Adviser in this Agreement.
In particular, but without limiting the generality of the foregoing, the Sub-Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Trusts employees (if any) as are officers or employees of the Sub-Adviser whose services may be involved, for any
of the following expenses of a Fund: compensation of the Trustees who are not affiliated with the Sub-Adviser or any of its affiliates; taxes and governmental fees; interest charges; fees and expenses of a Funds independent registered public accounting firm and legal counsel; trade association membership dues; fees and expenses of any custodian (including maintenance of books and accounts
and calculation of the net asset value of shares of a Fund), transfer agent, registrar and dividend disbursing agent of a Fund; expenses of issuing, selling, redeeming, registering and qualifying for sale shares of beneficial interest in a
Fund; expenses of preparing and printing share certificates, prospectuses and reports to shareholders, notices, proxy statements and reports to regulatory agencies; the cost of office supplies, including stationery; travel expenses of all officers, Trustees and employees; insurance premiums;
brokerage and other expenses of executing portfolio transactions; expenses of shareholders meetings;
organizational expenses; and extraordinary expenses.
      4.	(a)	Subject to the supervision of the
Adviser, the Sub-Adviser shall provide to each Fund
Advisory Services, including investment guidance and
policy direction in connection with the management of each
Fund, oral and written research, analysis, advice, and statistical and economic data and information.
            (b)	Consistent with the investment
objectives, policies and restrictions applicable to each Fund and as stated in the Funds' Registration Statement, the Sub-
Adviser   shall be responsible for providing the Adviser, or
the Portfolio Implementer (as defined below) if so retained, with an Indicative Portfolio for each strategy of the Funds or Equity Sleeve, as applicable, as further described in the Funds Registration Statement. Such Indicative Portfolio
shall include, without limitation, the information described in Section 4(g) below. Additionally, the Sub-Adviser shall provide the Adviser, or the Portfolio Implementer if so retained, with instructions as to the frequency and timing of rebalancing a Funds portfolio or Equity Sleeve, as applicable, to track the appropriate Indicative Portfolio. In the event that a Portfolio Implementer is so retained, it shall be the responsibility of the Sub-Adviser to oversee and monitor the Portfolio Implementer with respect to the
services it provides on behalf of each Fund or Equity
Sleeve, as applicable.
            (c)	Each Fund will have the benefit of
the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory clients of the Sub-Adviser. It is
understood that the Sub-Adviser will not use any inside information pertinent to investment decisions undertaken in connection with this Agreement that may be in its possession or in the possession of any of its affiliates, nor will the Sub-Adviser seek to obtain any such information.
            (d)	Upon request, the Sub-Adviser also
shall provide to the Adviser, including the officers of the Trust, administrative assistance in connection with the operation of each Fund, which shall include (i) compliance with all reasonable requests of the Adviser and Trust for information, including information required in connection with the Trusts filings with the Securities and Exchange Commission (SEC) and state securities commissions, and
(ii) such other services as the Adviser and/or Sub-Adviser
shall from time to time reasonably determine to be
necessary or useful to the administration of a Fund. With respect to the services that the Sub-Adviser is providing to the Funds, the Sub-Adviser will keep the Adviser informed
of developments materially affecting a Fund.
            (e)	As sub-adviser to the Funds, the
Sub-Adviser shall provide Advisory Services for the
account of each Fund or Fund Equity Sleeve, as applicable,
in accordance with the Sub-Adviser's best judgment and
within the investment objectives, policies, and restrictions set forth in the Prospectus, the 1940 Act and the provisions of the Internal Revenue Code relating to regulated
investment companies, subject to policy decisions adopted
by the Trusts Board of Trustees.
            (f)	Upon request, the Sub-Adviser shall
furnish to the Adviser and the Trusts Board of Trustees
periodic and special reports (including any statistical information) on the investment performance of each Fund, or of a Funds Equity Sleeve, as applicable, and on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Trusts officers or Board of Trustees shall reasonably request.
            (g)	The Sub-Adviser will communicate
to the Adviser an Indicative Portfolio for each Fund or a
Fund's Equity Sleeve, as applicable, with such frequency as deemed by the Sub-Adviser to be necessary or appropriate and at the reasonable request of the Adviser.  Each
Indicative Portfolio shall include at least the following information: (i) the name of the Fund; (ii) the constituent securities; (iii) the identifiers for such constituent securities; (iv) the number of constituent securities comprising the Indicative Portfolio; (v) the weights to be applied to such constituent securities; and (vi) such other information as the Sub-Adviser may reasonably believe is necessary to communicate to the Adviser for purposes of fulfilling the Sub-Advisers obligations to the Adviser, on behalf of the Fund or Equity Sleeve, as applicable, under this Agreement.
            Notwithstanding the foregoing, the Adviser
and Sub-Adviser may enter into one or more separate
agreements with a third-party (a Portfolio Implementer)
for the provision of portfolio implementation services
pursuant to which the implementation of the Indicative
Portfolio with respect to each Fund or a Funds Equity
Sleeve, as applicable, shall be the responsibility of the Portfolio Implementer that is party to that agreement. In the event that a Portfolio Implementer is so retained, it shall be the responsibility of the Sub-Adviser to oversee and monitor the Portfolio Implementer and the services it
provides on behalf of each Fund or a Funds Equity Sleeve,
as applicable, as the Sub-Advisers agent hereunder,
including (i) the compliance of such services with the investment objectives, policies and restrictions applicable to such Fund as stated in the Funds Registration Statement,
the 1940 Act, the provisions of the Internal Revenue Code relating to regulated investment companies and other applicable laws, rules and regulations, at all times,
including at the time of each investment, and (ii) the
Portfolio Implementers satisfaction of its duties and responsibilities under an agreement for the provision of portfolio implementation services and any duties and responsibilities of the Sub-Adviser under this Agreement that have been delegated to the Portfolio Implementer
consistent with the terms of this Agreement.
            (h)	For each Fund, the Sub-Adviser will
promptly review all account reconciliation documents, such
as: (i) reports of current security holdings in the Fund or Equity Sleeve, as applicable; (ii) summary reports of transactions; and (iii) current cash position reports
(including cash available from portfolio sales and
maturities and sales of the Funds shares less cash needed
for redemptions and settlement of portfolio purchases), all within a reasonable time after receipt thereof from the
Fund, the Adviser or any service provider thereto (such as
the Funds custodian) and will report any errors or
discrepancies in such reports to the Fund or its designee
within three business days after discovery of such
discrepancies.
            (i)	The Sub-Adviser will manage each
Fund (or, where the Sub-Adviser is only responsible for
managing a Funds Equity Sleeve, will manage such Equity
Sleeve in coordination with the Advisers management of
such Fund) so that it will qualify, and continue to qualify (except where extraordinary circumstances dictate otherwise), as a regulated investment company under
Subchapter M of the Internal Revenue Code and
regulations issued thereunder.
      	(j)	On occasions when the Sub-Adviser
deems the purchase or sale of a security to be in the best interest of a Fund as well as other of its clients, the Sub-Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution of the order or lower brokerage commissions, if any. The Sub-Adviser may also on occasion purchase or sell a particular security for one or
more clients in different amounts. On either occasion, and
to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be equitable
and consistent with its fiduciary obligations to the Trust
and the Funds and to such other customers.
      	(k)	The Sub-Adviser shall not cause a
Fund to pay a broker which provides brokerage and
research services to the Sub-Adviser a commission for
effecting a securities transaction in excess of the amount another broker might have charged. Notwithstanding the above, subject to the oversight of the Sub-Adviser, the Portfolio Implementer may cause a Fund to pay a broker which provides brokerage and research services to the
Portfolio Implementer a commission for effecting a
securities transaction in excess of the amount another
broker might have charged.  Such higher commissions may
not be paid unless the Portfolio Implementer determines in
good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Portfolio Implementers overall responsibilities to
the Trust and any other of the Portfolio Implementers
clients.
		(l)	Unless otherwise instructed by the
Trusts Board of Trustees or the Adviser, the Sub-Adviser
or its agent shall have authority and responsibility to
exercise whatever powers the Trust and the Adviser may
possess with respect to any of the portfolio securities or
other investments of a Fund, or, where applicable, of a
Funds Equity Sleeve, including, but not limited to, the
right to vote proxies, the power to exercise rights, options, warrants, conversion privileges and redemption privileges, to tender securities pursuant to a tender offer, and to implement a securities lending program. Except as limited by any separate agreement for portfolio implementation
services, with respect to any domestic (U.S.) securities held by a Fund (or, where applicable, in a Funds Equity
Sleeve), the Sub-Adviser shall be responsible for filing on a timely basis beneficial ownership reports required by the Securities Exchange Act of 1934, as amended, and any other domestic securities regulatory filings (or, where the Sub-Adviser is responsible for only the Equity Sleeve of a
Fund, coordinating with the Adviser to make such filings
on a timely basis).  Except as limited by any separate
agreement for portfolio implementation services, with
respect to any foreign (non-U.S.) securities held by a Fund
(or, where applicable, in a Funds Equity Sleeve), the Sub-Adviser shall also be responsible for filing on a timely basis any holdings disclosures or other reports as the Sub-
Adviser may be required by law to file with regulatory authorities in foreign jurisdictions to the extent such requirements apply to the entity with investment discretion/power and/or voting power with respect to instruments held by the Funds' portfolios.  Sub-Adviser
shall not be responsible for taking any action or rendering advice with respect to any class action claim relating to any assets held in a Fund. Sub-Adviser will, however, forward to Adviser any information it receives regarding any legal matters involving any asset held in a Fund (or, where applicable, in a Funds Equity Sleeve). The Sub-Adviser will also provide assistance to Adviser in providing the
Adviser with historical holdings of the Funds for the past
seven years, if applicable.
      	(m)	The Sub-Adviser may delegate
certain duties and responsibilities under this Agreement to
the Portfolio Implementer, in the event that a Portfolio Implementer is retained by the Adviser and Sub-Adviser, provided that such delegation is memorialized in any
agreement for the provision of portfolio implementation
services and subject to the supervision of the Sub-Adviser.
      5.	The Sub-Adviser shall exercise its best
judgment in rendering the services provided by it under this Agreement. Subject to the provisions of Section 9(a)
hereof, the Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser, the Trust or the Funds in connection with the matters to which this Agreement relates, except that the Sub-Adviser shall be liable to the Adviser and the Funds for a loss resulting from a breach of fiduciary duty by the Sub-Adviser under the 1940 Act with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties hereunder
or from reckless disregard by the Sub-Adviser of its
obligations or duties under this Agreement. In no case shall the Sub-Adviser be liable for actions taken or non-actions
with respect to the performance of services under this
Agreement based upon specific information, instructions or requests given or made to the Sub-Adviser by the Adviser.
As used in this Section, the term Sub-Adviser shall
include any officers, directors, employees or other affiliates of the Sub-Adviser performing services with respect to the Funds.
      6.	(a)	The Sub-Adviser agrees that it will
comply with all applicable laws, rules and regulations of all federal and state regulatory agencies having jurisdictions over the Sub-Adviser in performance of its duties
hereunder. The Sub-Adviser will treat as confidential and proprietary information of a Fund all records and information relative to the Fund and prior, present or
potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld, and the Sub-Adviser shall not be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.
            (b)	The Sub-Adviser will notify the
Adviser and the Funds in the event that the Sub-Adviser or
any of its affiliates: (i) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from serving as a sub-adviser or otherwise performing its
duties pursuant to this Agreement; or (ii) becomes aware
that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Sub-Adviser further agrees to notify the
Funds and the Adviser immediately of any material fact
known to the Sub-Adviser relating to the Sub-Adviser that
is not contained in the Funds' Registration Statement
regarding the Funds, or any amendment or supplement
thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.
      7.	(a)	For the services provided and the
expenses assumed pursuant to this Agreement and except
as provided in Section 7(b), the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefore a fee computed daily and paid
monthly in arrears on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Fund's Prospectus for determining net asset value per share) of the net assets of each Fund or the net assets of a Fund attributable to its Equity Sleeve, as applicable, equal to the lesser of: (i) a fee at the per annum rate set forth in Exhibit A attached hereto, as may be amended from time to time; or (ii) such fee as
may from time to time be agreed upon in writing by the
Adviser and the Sub-Adviser. If the fee payable to the Sub-Adviser pursuant to this paragraph begins to accrue after the beginning of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of
such month to the date of termination, as the case may be,
shall be prorated according to the proportion which such
period bears to the full month in which such effectiveness
or termination occurs. Consistent with Section 22 of this Agreement, the parties have entered into a separate agreement, dated March 11, 2015, as supplemented August
26, 2016, as may be amended from time to time, which
relates to the sub-advisory fees to be paid under this
Agreement and Exhibit A to this Agreement, as may be
amended.  For purposes of calculating fees, the value of
each Fund's net assets, or the net assets of a Fund
attributable to its Equity Sleeve, as applicable, shall be computed in the manner specified in the Funds Prospectus and the Trusts governing instruments for the computation
of the value of the Funds net assets in connection with the determination of the net asset value of the Fund's shares. Payment of said compensation shall be the sole responsibility of the Adviser and shall in no way be an obligation of a Fund or of the Trust.
            (b)	If any investment company, separate
account, sub-advised account, other pooled vehicle or other account which is (i) sponsored or advised by the Adviser,
(ii) sub-advised by the Sub-Adviser pursuant to an
agreement wherein the Sub-Adviser is primarily
responsible for determining how the assets of such pooled vehicle or account are to be allocated and (iii) eligible to invest in a Fund (PIMCO Managed Account), including, without limitation, PIMCO All Asset Fund, PIMCO All
Asset All Authority Fund, PIMCO All Asset Portfolio,
PIMCO All Asset All Authority Portfolio, PIMCO RAE
Fundamental Global Fund and PIMCO RAE Fundamental
Global ex-US Fund, invests in a Fund, the Sub-Adviser
shall, subject to applicable law, waive any fee to which it would be entitled under Section 7(a) of this Agreement with respect to any assets of a PIMCO Managed Account
invested in a Fund.  For the avoidance of doubt, any assets
of a PIMCO Managed Account invested in a Fund shall be
excluded when the Funds net assets (or the Funds net
assets attributable to its Equity Sleeve) are valued for the purpose of calculating the applicable fees payable pursuant to the fee schedule set forth in Exhibit A to this Agreement, as may be amended from time to time.  By way of
clarification, PIMCO Managed Accounts do not include
investment companies, separate accounts, sub-advised
accounts, other pooled vehicles or other accounts for which
the Sub-Adviser serves as sub-adviser but the Sub-Adviser
is not primarily responsible for asset allocation determinations. In this regard, the Sub-Adviser would not be considered to be primarily responsible for asset
allocation determinations for a vehicle or account if the Sub-Advisers services are limited to a component of the overall strategy of the vehicle or account and the Sub-
Adviser does not have primary asset allocation
responsibility for the vehicle or account as a whole,
including where the Sub-Adviser provides index
constituents and weights for proprietary strategies or
exposures that are or may be utilized by the vehicle or
account.
            (c)	Notwithstanding the foregoing, with
respect to the New Fund, if the Management Fees (defined
below) payable to the Adviser by the New Fund are
reduced or increased by five basis points (0.05%) or more
(for example, by action of or through negotiations with the Board of Trustees of the Trust), the Adviser and the Sub-Adviser shall negotiate in good faith and agree to a reduction or increase to the fee to which the Sub-Adviser
would be entitled under Section 7(a).  For purposes of this
Section 7(c), the term Management Fees shall mean the
management fees (advisory and supervisory and
administrative fees) for Institutional Class shares of the
New Fund in effect as of the date of this Agreement.  By
way of clarification, Management Fees shall not include
sales loads, distribution and/or shareholder servicing fees or other expenses not covered in the applicable investment advisory or supervision and administration agreement, nor
shall it include supervisory and administrative fees paid on share classes of the New Fund other than Institutional Class shares.
      8.	(a)	This Agreement shall become
effective with respect to the Funds as of the date hereof
(and, with respect to any amendment, or with respect to any additional Fund, the date of the amendment or supplement hereto); and shall continue in effect with respect to (i) the New Fund for an initial period of two years from the date hereof (or, with respect to any additional Fund, for a period of not more than two years from the date of the
supplement), and (ii) all other Funds for an initial period of two years from the date of the original agreement between the parties dated March 11, 2015; and shall continue
thereafter only so long as the continuance is specifically approved at least annually: (i) by the vote of a majority of the outstanding voting securities (as defined in the 1940
Act) of the Fund or by the Trusts Board of Trustees; and
(ii) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trusts Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party.
            (b)	This Agreement may be terminated
with respect to a Fund (or any additional Fund) at any time, without the payment of any penalty, by: (i) a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund; (ii) a vote of a majority of the Trusts entire Board of Trustees on sixty (60) days written notice to the Sub-Adviser; (iii) the Adviser on sixty (60)
days written notice to the Sub-Adviser; or (iv) the Sub-
Adviser on sixty (60) days' written notice to the Trust. This Agreement (or any supplement hereto) shall terminate automatically in the event of its assignment (as defined in the 1940 Act).
      9.	(a)	The Sub-Adviser shall indemnify
and hold harmless the Adviser and its officers, directors, trustees, managers, partners, employees, affiliates and agents from and against any and all liabilities, losses,
claims, damages and expenses, including reasonable
attorneys fees and expenses, of any kind or nature directly
or indirectly resulting solely from or solely out of: (i) any material misrepresentation, breach of any material representation or failure to comply with any provision, warranty or obligation made by the Sub-Adviser, the
Portfolio Implementer or their agents in connection with
this Agreement or any applicable laws and regulations; (ii)
any actions or failure to act by the Sub-Adviser, the
Portfolio Implementer or their agents in connection with
this Agreement that results in a violation of any law; or (iii) any gross negligence, willful misfeasance, bad faith or reckless disregard by the Sub-Adviser, the Portfolio
Implementer or their affiliates or agents in fulfilling the Sub-Advisers obligations under this Agreement. For purposes of this Section, the Portfolio Implementer will be considered an agent of the Sub-Adviser pursuant to Section
4(g) of the Agreement.
            (b)	The Adviser shall indemnify and
hold harmless the Sub-Adviser and its officers, directors, trustees, managers, partners, employees, affiliates and agents from and against any and all liabilities, losses,
claims, damages and expenses, including reasonable
attorneys' fees and expenses, of any kind or nature directly or indirectly resulting solely from or solely out of: (i) any material misrepresentation, breach of any material representation or failure to comply with any provision, warranty or obligation made by the Adviser in connection
with this Agreement or any applicable laws and
regulations; (ii) any actions or failure to act by the Adviser in connection with this Agreement that results in a violation of any law; or (iii) any gross negligence, willful
misfeasance, bad faith or reckless disregard of the Adviser
in fulfilling its obligations under this Agreement.
      10.	Except to the extent necessary to perform
the Sub-Advisers obligations under this Agreement and/or
as otherwise agreed to by the parties, nothing herein shall
be deemed to limit or restrict the right of the Sub-Adviser, or any affiliate of the Sub-Adviser, or any employee of the Sub-Adviser, to engage in any other business or to devote time and attention to the management or other aspects of
any other business, whether of a similar or dissimilar
nature, or to render services of any kind to any other corporation, firm, individual or association, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Sub-Adviser's ability to meet its obligations to the Funds hereunder. Notwithstanding the foregoing, the parties have entered into a separate agreement, dated December 12,
2014, as it may be amended from time to time, which shall
be controlling over this Agreement, as amended, as it
relates to the subject matter of this Section 10.
      11.	It is understood that the names PIMCO,
PIMCO Equity Series or PIMCO Funds or any
derivative thereof or logo associated therewith are the
valuable property of the Adviser and its affiliates. The Sub-Adviser (or any of its affiliates) agrees that it shall not use any such names (or derivative or logo) without the prior consent of the Adviser. In addition, the Sub-Adviser hereby consents to the use of its name and any logo, mark or symbol associated therewith, as well as the names of its business affiliates including, but not limited to,
Messrs. Robert D. Arnott and Christopher J. Brightman in
the Funds' Registration Statement, other disclosure
documents, shareholder communications, advertising, sales literature and similar communications.
      12.	It is understood that Research Affiliates(r),
RAE(r), RAE(r) Fundamental, RAE(r) Income,
RAFI(r), Enhanced RAFI, eRAFI(r), RALVEI,
RAFI Low Volatility(r), Fundamental Index(r), any
associated logos and the method of formulation of the
RAFI(r) series of indexes and the enhanced versions of the RAFI(r) series of indexes (each RAFI(r) index and enhanced version of a RAFI(r) index, a RAFI(r) Index) are the proprietary and valuable property of the Sub-Adviser.
While the Sub-Adviser consents to the use of the marks and logos, rights to such intellectual property will remain with the Sub-Adviser and nothing in this Agreement shall be
construed otherwise.
      13.	Any recommendations concerning a Funds
(or an Equity Sleeves) investment program proposed by
the Sub-Adviser to the Fund and the Adviser pursuant to
this Agreement, as well as any other activities undertaken
by the Sub-Adviser on behalf of the Fund pursuant thereto
shall at all times be subject to any applicable directives of the Board of Trustees of the Trust provided to the Sub-
Adviser.
      14.	In compliance with the requirements of Rule
31a-3 under the 1940 Act, and any other applicable federal
or state rule, the Sub-Adviser hereby agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trusts request; provided, however,
that the foregoing shall not be construed to prohibit the retention by the Sub-Adviser or its representatives of archival information including the Funds accounts data
and performance record in performance composites, assets
under management, and other marketing-related reporting documents. Further, compliance with Rule 31a-3 under the
1940 Act does not preclude retention by the Sub-Adviser or
its representatives of documents and records as required for the purpose of facilitating compliance with this Agreement, applicable law or regulation, when automatically stored or archived in electronic form pursuant to standard backup or archival procedures. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the
1940 Act and any other applicable Rule, the records
required to be maintained by the Sub-Adviser hereunder
pursuant to Rule 31a-1 of the 1940 Act and any other
applicable federal or state rule. The Sub-Adviser further
agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in
connection with its services hereunder which may be
requested in order to determine whether the operations of
the Funds are being conducted in accordance with
applicable law and regulations.
      15.	This Agreement shall be construed in
accordance with the laws of the State of California without regard to the conflicts of law principles thereof, provided that nothing herein shall be construed in a manner
inconsistent with the 1940 Act, the Advisers Act, or rules
or orders of the SEC thereunder.
      16.	No provision of this Agreement may be
changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.
      17.	(a)	For the term of this Agreement and
for five years after termination, the Adviser and the Sub-Adviser shall treat as confidential and shall not disclose or transmit to any third party or use other than as expressly authorized hereunder, except to an affiliate (as defined in the 1940 Act) of the Adviser or the Sub-Adviser, as the
case may be, any information, documentation or other
written material with respect to the business affairs of the other party, including but not limited to information that is marked as Confidential by the Sub-Adviser, the Adviser or the Funds (Confidential Information). Each party
agrees to hold the Confidential Information in confidence
and not to disclose or use the Confidential Information for
any purpose whatsoever other than as contemplated by this Agreement and to require each of its directors, officers, managers, employees, affiliates, representatives or agents not to disclose or use Confidential Information, except as authorized or permitted by this Agreement.
Notwithstanding the foregoing, the Adviser may disclose or transmit Confidential Information with respect to the
Funds: (i) to the Trusts Board of Trustees; or (ii) with the prior written consent of the Sub-Adviser.
            (b)	Confidential Information shall not
include: (i) any information that is available to the public or to the receiving party hereunder from sources other than the providing party (provided that such source is not, to the knowledge of the receiving party, subject to any confidentiality agreement with regard to such information);
or (ii) any information that is independently developed by
the receiving party without use of or reference to
information from the providing party. Notwithstanding the foregoing, the parties may reveal Confidential Information to any regulatory agency or court of competent jurisdiction
if such information to be disclosed is: (i) approved in
writing by the other party for disclosure; or (ii) required by law, regulatory agency or court order to be disclosed by a party, provided, if permitted by law, that notice of such required disclosure is given to the other party prior to its disclosure if reasonably possible or as soon thereafter as is reasonably practicable and provided further that the providing party shall cooperate with the other party to limit the scope of such disclosure to the extent permitted by law.
      18.	The Sub-Adviser confirms that it has no
present intention to seek royalties or other compensation
from other persons (other than the sub-advisory fees set
forth in the Agreement) in connection with the Funds' investments, which utilize the Funds RAE strategies. At the time of this agreement, the Sub-Adviser has no actual knowledge of such arrangements and will, on a best efforts basis, reasonably ensure that no such payment of royalties or other compensation in such circumstances occurs. In the event, despite such best efforts, such arrangements occur, the Sub-Adviser will use its best efforts to terminate these arrangements.
      19.	Neither party shall be liable for or to the
other for any loss caused directly or indirectly by Acts of
God (including fire, flood, earthquake, storm, hurricane or other natural disaster), war, invasion, act of foreign enemies, hostilities (regardless of whether war is declared), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, terrorist activities, nationalization, government sanction, blockage, embargo, labor dispute, strike, lockout or interruption or failure of electricity or telephone service, beyond either partys control.
      20.	If any provision of this Agreement shall be
held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
      21.	Any notice or other communication required
or permitted to be given hereunder shall be given in writing and mailed, faxed or delivered to the other party at the addresses set forth below:
If to Research Affiliates:

Daniel M. Harkins
Chief Legal Officer
620 Newport Center Drive, Suite 900
Newport Beach, CA 92660
Phone: (949) 325-8731
Fax: (949) 325-8931

If to PIMCO:

David C. Flattum
Managing Director, General Counsel
650 Newport Center Drive
Newport Beach, CA 92660
Phone: (949) 720-6134
Fax: (949) 720-4590

Notice shall be deemed given upon receipt.

      22.	This Agreement constitutes the entire
agreement of the parties hereto with respect to its subject matter and may be amended or modified only by a writing signed by duly authorized officers of both parties. This Agreement supersedes all previous sub-advisory agreements between the parties relating to the Funds. There are no oral or written collateral representations, agreements or understandings except as provided herein. The parties may mutually agree to other matters regarding the Advisory Services which may be represented by other agreements between the parties. Consistent with the foregoing
sentence, the parties have entered into separate agreements, dated December 12, 2014, and March 11, 2015, as supplemented August 26, 2016, as each may be amended
from time to time, which shall be controlling over this Agreement, as may be amended, as each relates to the subject matter of this Section 22.
      23.	This Agreement may be executed in two or
more counterparts, each of which shall be deemed an
original but all of which shall be one and the same
agreement.
      24.	No breach, default or threatened breach of
this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary or confidential nature of any property which is the subject of this Agreement.


      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


By:
	Peter Strelow
Title:	Managing Director


RESEARCH AFFILIATES, LLC


By:
	Katrina Sherrerd
Title:	President & Chief Operating Officer


EXHIBIT A
(as of August 26, 2016)


Fund
                                  Fee Rate (Average     Assets Under Management
                                    Daily Net Assets)     (Millions)1

PIMCO RAE Fundamental US Fund           0.15%              All net assets

PIMCO RAE Fundamental US Small Fund     0.18%              All net assets

PIMCO RAE Fundamental                   0.18%              All net assets
International Fund

PIMCO RAE Fundamental Emerging          0.29%              All net assets
Markets Fund

PIMCO RAE Fundamental Global            0.21%              All net assets
Fund

PIMCO RAE Fundamental Global ex-        0.23%              All net assets
US Fund

PIMCO Dividend and Income Fund      0.15%    Net assets attributable to Equity



1	As calculated pursuant to Section 7 of this Agreement. For the avoidance of doubt, the assets of a PIMCO Managed Account (as defined in this Agreement) invested in the Fund shall be excluded when the Funds net assets (or a Funds net assets attributable to its Equity Sleeve) are valued for the purpose of calculating fees payable pursuant to the rates of compensation set forth herein (i.e., the assets invested by the Sub-Adviser in the Funds should not be double counted).